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                                                                      EXHIBIT 99




                                 [BON-TON LOGO]
                                  NEWS RELEASE

FOR IMMEDIATE RELEASE                     CONTACT:

                                          Mary Kerr
                                          Divisional Vice President
                                          Corporate Communications
                                          (717) 751-3071

        THE BON-TON STORES, INC. APPOINTS KPMG LLP AS INDEPENDENT AUDITOR


            YORK, PA--JUNE 13, 2002 - THE BON-TON STORES INC. (NASDAQ: BONT) today announced its Board of Directors has appointed KPMG LLP as the company's independent auditor for the fiscal year ending February 1, 2003.

            After extensive evaluation, the Board selected KPMG based on its experience in the retail industry, its local capabilities and the technical skills of the firm's professionals assigned to the Bon-Ton account.

            KPMG replaces Arthur Andersen LLP as Bon-Ton's independent auditor. The decision to change auditors was not the result of any disagreement between the company and Arthur Andersen on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures.

            The Bon-Ton's Vice-Chairman and Chief Administrative Officer, James
H. Baireuther said, "We look forward to working with KPMG as our independent auditor." In addition, Mr. Baireuther said, "The Bon-Ton had a long relationship with Arthur Andersen and was very satisfied with Andersen's services, professionalism and independence. Unfortunately, we believe recent events dictated changes within Andersen which prevent the firm from continuing to serve us as they have in the past."

         The Bon-Ton Stores, Inc. operates 73 department stores in targeted markets in Pennsylvania, New York, Maryland, New Jersey, Connecticut, Massachusetts, New Hampshire, Vermont and West Virginia. The stores carry a broad assortment of quality, brand-name fashion apparel and accessories for women, men and children, as well as distinctive home furnishings.


Statements made in this press release, other than statements of historical information, are forward looking statements and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements involve risks and uncertainties that may cause results to differ materially from those set forth in these




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statements. Factors that could cause such differences include, but are not limited to, risks related to retail businesses generally, additional competition from existing and new competitors, uncertainties associated with opening new stores or expanding or remodeling existing stores, the Company's presence in and dependence on limited geographic markets, the ability to attract and retain qualified management, the dependence upon key vendor relationships and the ability to obtain financing for working capital, capital expenditures and general corporate purposes. Additional factors that could cause the Company's actual results to differ from those contained in these forward looking statements are discussed in greater detail in the Company's periodic reports filed with Securities and Exchange Commission.